UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2017

CORD BLOOD AMERICA, INC.
 (Exact name of registrant as specified in its charter)

Florida	000-50746	90-0613888
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1857 Helm Drive, Las Vegas, NV 89119
 (Address of Principal Executive Office) (Zip Code)

(702) 914-7250
 (Registrant’s telephone number, including area code)
_______________________________

Copies to:
Stephen Morgan
1857 Helm Drive, Las Vegas, NV 89119
Phone: (702) 914-7250
Fax: (702) 914-7251

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

The descriptions of the Third Amendment to Executive Employment Agreement set forth in Item 5.02 of this Report on Form 8-K are incorporated by reference into this Item 1.01.

Item 5.02    Compensatory Arrangements of Certain Officers.

Effective March 31, 2017, the Company entered into a Third Amendment to Executive Employment Agreement (the “Third Amendment”) with Stephen Morgan (the “Employee”), amending his original, April 1, 2015 employment agreement, which was previously filed on March 31, 2015.  The Third Amendment provides that the last day of the term of Employee’s employment is extended from March 31, 2017, to March 31, 2018, subject to the other terms and conditions of Section 2 of the original agreement; provided, however, that (i) the Company may change Employee’s status from full-time to part-time employee at any time, (ii) concurrently with any such change in status, the Company may modify Employee’s base compensation amount and structure, and Employee’s prospective bonus, if any, and (iii) notwithstanding any such change in status, Employee shall remain eligible to receive the amount and other benefits set forth in Section 5(f) in accordance with the terms and conditions thereof.

The foregoing discussion of the Third Amendment is qualified in its entirety by reference to the full text of the Third Amendment. A copy of the Third Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

The following Exhibits are furnished herewith:

Exhibit No.	Description

10.1	Third Amendment to Executive Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORD BLOOD AMERICA, INC.
(Registrant)

Date: March 20, 2017	By:	/s/Stephen Morgan
Interim President, General Counsel and Corporate Secretary

3